UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

Dynavax Technologies Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34207	33-0728374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, Suite 900
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 848-5100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DVAX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On December 10, 2021, the Board of Directors (the “Board”) of Dynavax Technologies Corporation (the “Company”) appointed Elaine Sun to serve as a Class I Director, effective immediately, to serve until the 2022 Annual Meeting of Stockholders, until her successor is duly elected and qualified, or until her earlier death, resignation or removal. The Board does not currently intend to appoint Ms. Sun to any committees of the Board.

Pursuant to the Company’s non-employee director compensation policy, as amended, (the “Policy”), on the date of her appointment Ms. Sun was granted a Nonstatutory Stock Option (“NSO”) to purchase 45,000 shares of the Company’s Common Stock with exercise price of $13.33 per share, which is equal to the closing price of the Company’s Common Stock on December 10, 2021, as reported on the Nasdaq Capital Market, and 10,714 Restricted Stock Units (“RSU”). The NSO and RSU were granted under the Company’s 2018 Equity Incentive Plan and vest over three years in equal annual installments on the anniversary of the grant date, provided that Ms. Sun continues to provide services to the Company through each vesting date. The release of RSU shares will be mandatorily deferred until Ms. Sun no longer provides services to the Company. Ms. Sun will also receive an annual cash retainer of $50,000 for service as a member of the Board.

There are no arrangements or understandings between Ms. Sun and any other person pursuant to which Ms. Sun was appointed as a director of the Company, and there are no family relationships between Ms. Sun and any of the Company’s other directors or executive officers. Ms. Sun is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

The Company will enter into its standard form of indemnification agreement (the “Indemnity Agreements”) with Ms. Sun. The Indemnity Agreement provides, among other things, that the Company will indemnify Ms. Sun, under the circumstances and to the extent provided therein, for certain expenses which she may be required to pay in connection with certain claims to which she may be made a party by reason of her service to the Company as a director, and otherwise to the fullest extent under applicable law. The foregoing is only a brief description of the terms of the indemnification arrangement with Ms. Sun, does not purport to be complete, and is qualified in its entirety by reference to the form of Indemnification Agreement, previously filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2020, as filed on February 25, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dynavax Technologies Corporation

Date:	December 14, 2021	By:	/s/ John L. Slebir
John L. Slebir Senior Vice President